EXHIBIT 2.1

                        ASSET PURCHASE AND SALE AGREEMENT

THIS ASSET PURCHASE AND SALE AGREEMENT ("Agreement"), is entered into as of June 30, 2003 ("Closing Date"), by and between LiveCSP, Inc., a California corporation, whose address is 8001 Irvine Center Drive, Suite 960, Irvine, California 92618 ("Buyer") and Pacific Magtron International Corp., a Nevada corporation, whose address is 1600 California Circle, Milpitas, California 95035 ("Seller").

                                 R E C I T A L S

WHEREAS, Seller owns and operates a wholly-owned subsidiary named Lea Publishing, Inc., a California corporation. Lea Publishing, Inc., operates "LiveMarket," a business of developing and licensing web-based electronic software systems known as "LiveSell" and "LiveExchange." Pursuant to the terms and conditions of this Agreement, Seller desires to sell, assign and transfer all of its right, title and interest in all the tangible and intangible property and assets that are identified on Schedule 1.1 attached hereto.

WHEREAS, pursuant to the terms and conditions of this Agreement, Buyer desires to purchase all Seller's rights, title and interest in and to the tangible and intangible property and assets that are identified on Schedule 1.1 attached hereto in exchange for cash and services to be provided by Buyer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements, and for other good and valuable consideration described herein, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

A G R E E M E N T

1. AGREEMENT TO PURCHASE AND SELL THE ASSETS. Subject to the terms and conditions of this Agreement, on the Closing Date, the Seller shall sell, grant, convey, transfer, assign and deliver all rights, title and interest in and to the Assets (as defined in Paragraph 2 herein below), free and clear of any encumbrances or security interests, and Buyer shall purchase and acquire the Assets from the Seller and to assume the Assumed Liabilities (as defined hereinbelow) upon the terms and conditions of this Agreement.

2. PURCHASED ASSETS. Subject to the limitation set forth in the following sentence below, the "Assets" means all rights, title and interest of every kind and description of the Seller as of the Closing (set forth herein below), in the property and assets identified on Schedule 1.1 attached hereto and incorporated herein by this reference, including without limitation the following: all publication rights, trade names, copyrights, trademarks, service marks, goodwill, and intangible assets used by the Seller in the "LiveMarket" business; and all rights, causes of action, claims and demands of whatever nature (liquidated or non-liquidated), of the Seller relating, directly or indirectly, to the Assets. "Assets" shall not include any trade accounts receivable, notes receivable, negotiable instruments or chattel paper arising from or related to the Contracts defined below in Paragraph 5 prior to the Closing Date.

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3.   EXCLUDED  ASSETS.  The Assets  shall not include any  licensed  third-party software contained on any computer equipment set forth on Schedule 1.1 that Seller does not have the legal right to transfer to Buyer.

4. NO ASSUMPTION OF LIABILITIES NOT SPECIFICALLY IDENTIFIED. Except for the Assumed Liabilities identified in Paragraph 5 below, the Buyer does not assume or undertake any liability for outstanding debts, obligations, contracts, liabilities, claims or other commitments of the Seller of any kind whatsoever.

5. ASSUMED LIABILITIES. The Buyer shall not assume nor discharge any debts, obligations, liabilities, or commitments of the Seller whether accrued now or hereafter, whether fixed or contingent, whether known or unknown, except as follows:

     (a) At the Closing, the Buyer shall assume and agree to discharge and perform only those liabilities and obligations that arise or are attributable to events occurring on or after the Closing Date pursuant to the following two contracts received hereunder by Buyer: (1) the OshKosh B'Gosh Electronic Commerce Managed Services Agreement dated July 1, 2002; and (2) and the VitalStream (formerly Epoch Internet) Hosting Maintenance Agreement dated July 1, 2002 (the "Contracts"). The Contracts are attached hereto collectively as Exhibit "A." The assumed obligations of the Contracts are limited to the following:

          a. Such obligations that are performable on or after the Closing Date; and

          b. Such obligations that are attributable to periods arising after or on the Closing Date.

     (b) Seller hereby agrees to assign and shall execute all documents necessary to effect an assignment of its contractual rights and obligations under the OshKosh B'Gosh Electronic Commerce Managed Services Agreement dated July 1, 2002 and VitalStream, (formerly Epoch Internet) Hosting Maintenance Agreement dated July 1, 2002.

     (c) The assumption by the Buyer of any Assumed Liabilities shall not be deemed to modify or amend the Seller's representations and warranties contained herein or in any way impair the Buyer's right to rely upon such representations and warranties to obtain indemnification for any breach of such warranties and representations.

6. PURCHASE PRICE. The purchase price ("Purchase Price") to be paid by the Buyer to the Seller for the Assets shall be equal to: (a) Five Thousand Dollars and Zero Cents ($5,000.00) in cash or other form of guaranteed payment paid directly to the Seller on the Closing Date; (b) services valued at an amount not exceeding Forty-Eight Thousand Dollars and Zero Cents ($48,000.00) pursuant to the Proprietary Software License and Support Agreement (the "Services Agreement") between the Seller and the Buyer; and (c) a license grant to use the LiveMarket software pursuant to the terms and conditions of the Proprietary Software License and Support Agreement dated July 30, 2003 ("Services Agreement"), which is attached hereto as Schedule 1.2 and incorporated herein by this reference. In addition, pursuant to the Services Agreement, Buyer hereby grants an exclusive, limited license of LiveMarket software that is transferable only upon Buyer's express, written consent and may be used only to operate Livewarehouse.com. Buyer's written consent shall not be unreasonably withheld. Any other use of the LiveMarket software license is prohibited. This exclusive,

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limited license,  transferable only upon Buyer's express,  written consent, does not include any dependant third-party software licenses.

7. HOSTING STAGING ENVIRONMENT. Seller shall continue to host the staging environment for LiveMarket for 180 days after the Closing Date. Seller's support of the staging environment shall include providing physical location, power and internet connectivity for the equipment.

8. CONFIDENTIALITY. The Seller and Buyer agree that confidentiality and non-disclosure of the terms and conditions and the subject matter of this Agreement are material to this Agreement, and Seller and Buyer further agree that neither party shall disclose to non-parties or third-parties, without the prior written consent of the Buyer, any terms of or the subject matter of this Agreement, except as compelled by court order, or as required by law, including any disclosures required to be made pursuant to applicable state and federal securities laws.

9. EMPLOYEE MATTERS. Effective on the Closing, the employment by Seller of Marc Huynen, Austin, Bailey and Wes Porter (the "Named Employees") shall be terminated, and Seller shall release the Named Employees from any employment agreements, any non-competition agreements, and any non-solicitation agreements between Seller or Lea Publishing, Inc., on the one hand, and the Named Employees, on the other hand. The Seller shall pay the Named Employees for all benefits due them at the time of termination of their employment, which shall be the same as the Closing Date.

10. CLOSING DATE. The purchase and sale of the Assets (the "Closing") provided for in this Agreement will take place at the law offices of Quarles & Brady Streich Lang LLP, One Renaissance Center, Two North Central Avenue, Phoenix, Arizona, or at any other mutually acceptable location or by facsimile, on June 30, 2003. The Closing shall be completed upon the following:

          (a)  Execution of this Agreement;

          (b) Satisfaction of all conditions to closing set forth in Paragraph 13, "Conditions Precedent to Obligations of the Buyer"; and

          (c) Satisfaction of all conditions to closing set forth in Paragraph 14, "Conditions Precedent to the Obligations of the Seller."

11. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer as follows:

     (a) ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, with full power and authority to conduct the "LiveMarket" business as it is presently being conducted, to own or use the Assets, and to perform all its obligations. The Seller is duly qualified to do business and in good standing in each jurisdiction in which it does business.

     (b) VALIDITY OF AGREEMENT. The Seller has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transaction contemplated hereby in accordance with the

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terms of this  Agreement.  This  Agreement  constitutes  the legal,  valid,  and binding obligation of the Seller, enforceable in accordance with its terms, and neither the execution nor delivery of this Agreement by the Seller nor the performance by the Seller of any of its covenants or obligations hereunder will constitute a default under any contract, agreement or obligation to which he is a party or by which any of the Assets are bound. Moreover, this Agreement is enforceable  against  the  Seller  in  accordance  with its  terms,  subject  to
bankruptcy,  reorganization,   insolvency,  fraudulent  conveyance,  moratorium,
receivership, or other similar laws relating to or affecting creditors' rights generally.

     (c) OWNERSHIP AND TITLE TO THE ASSETS. The Seller is the sole owner of the Assets and has good and marketable title to all the Assets free of any encumbrances or security interests. There are no existing agreements, options, commitments or rights with, of or to any person to acquire any of Assets or any interest therein.

     (d) INTELLECTUAL PROPERTY. The Seller is transferring its rights in and to all intellectual property listed on Schedule 1.1 owned by the Seller or licensed by the Seller (to the extent Seller can transfer such licensed rights) that is material to the operation of the "LiveMarket" business of the Seller as it is currently being conducted.

     (e) COMPLIANCE WITH LEGAL REQUIREMENTS.The Seller has complied with all legal requirements applicable to the Seller's ownership or use of the Assets, and the Seller has not received any notice (written or oral) of any violation or failure to comply with any legal requirements relating to the Assets or their use or operation which violation or failure has not been cured.

     (f) LEGAL PROCEEDINGS; ORDERS.There is no legal proceeding pending or threatened against the Seller affecting or concerning the Assets, and there is no court order or decree to which the Seller or the Assets are subject. Furthermore, there are no laws or regulations prohibiting the consummation of the transactions contemplated by this Agreement.

     (g) GOVERNMENTAL APPROVALS. No consent, approval or authorization of, or notification to or registration with, any governmental authority, either federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by the Seller.

     (h) LICENSES, PERMITS AND REQUIRED CONSENTS. The "LiveMarket" business has all required franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations and permits ("Authorizations") necessary to the conduct of the "LiveMarket" business. All Authorizations relating to the Assets are in full force and effect and no violations have been made in respect thereof, and no proceeding is pending or threatened which could have the effect of revoking or limiting any such Authorizations.

     (i) USE OF BUSINESS NAME. After the Closing, Seller shall not, directly or indirectly, use or do business under, or allow any subsidiary or affiliate to use or do business under, or assist any third party in using or doing business under, the names and marks "LiveMarket," "LiveSell," or "LiveExchange."

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     (j)  TAXES.  The  Seller  has  timely  and duly  filed  (giving  effect  to extensions duly taken) all federal, state, local or foreign tax returns, tax reports or forms, with respect to "LiveMarket" since the date of its purchase of the Assets. The Seller has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to its tax returns or otherwise, or pursuant to any assessment received by the Seller.

Furthermore, Seller represents and warrants that no unpaid taxes create and encumbrance on the Assets. Seller represents and warrants that the "LiveMarket" business is not currently being audited by any taxing authority and there are no claims or assessments pending against the Assets.

     (k) FULL DISCLOSURE. No representation or warranty of Seller in this Agreement contains an untrue statement of material fact or omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they are made, not misleading.

12. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that:

     (a) CAPACITY. The Buyer has read and understands this Agreement, has consulted legal and accounting representatives to the extent deemed necessary, and has the requisite power, authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby without the consent of any third party.

     (b) AUTHORITY AND CONSENT. This Agreement is valid and binding upon the Buyer and neither the execution nor delivery of this Agreement by the Buyer nor the performance by the Buyer of any of its covenants or obligations hereunder will constitute a default under any contract, agreement or obligation to which it is a party. This Agreement is enforceable against the Buyer in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership, or other similar laws relating to or affecting creditors' rights generally.

     (c) REPRESENTATIONS BY BUYER. No representation or warranty of Buyer in this Agreement contains an untrue statement of material fact or omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they are made, not misleading.

     (d) INTELLECTUAL PROPERTY. Buyer acknowledges that the Seller is transferring its rights in and to all intellectual property listed on Schedule
1.1 owned by the Seller or licensed by the Seller (to the extent Seller can transfer such licensed rights) that is material to the operation of the "LiveMarket" business of the Seller as it is currently being conducted.

13. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER. The obligations of the Buyer pursuant to this Agreement are subject to fulfillment on or before the Closing Date of each of the following conditions:

     (a) Performance of the Seller. The Seller shall have performed and complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by Seller.

     (b) Title. The Seller shall have delivered to the Buyer all appropriate bills of sales, assignments and other instruments giving and conveying to the Buyer all right, title and interest in and to the Assets.

     (c) Possession. The Seller shall deliver to the Buyer possession of the Assets.

     (d) OshKosh B'Gosh Release and Consent to Transfer. The Seller shall have obtained a full and complete assignment to the Buyer of the OshKosh B'Gosh Electronic Commerce Managed Services Agreement referenced above.

     (e) VitalStream Hosting Maintenance Release and Consent to Transfer. The Seller shall have obtained a full and complete assignment to the Buyer of the VitalStream Hosting Maintenance Agreement referenced above.

     (f) Legal Prohibition. On the Closing Date, there shall exist no injunction or final judgment, law or regulation prohibiting the consummation of the transactions contemplated by this Agreement.

14. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER. The obligations of the Seller under this Agreement are subject to fulfillment on or before the Closing Date of each of the following conditions:

     (a) Performance by the Buyer. The Buyer shall have performed and complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by it.

     (b) Payment. Subject to the terms and conditions hereof, the Buyer shall have paid the Purchase Price and assumed the Assumed Liabilities in exchange for the Assets.

     (c) Legal Prohibition. On the Closing Date, there shall exist no injunction or final judgment, law or regulation prohibiting the consummation of the transactions contemplated by this Agreement.

15. NECESSARY ACTS AND FURTHER ASSURANCES. Each of the parties hereto shall execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Agreement.

16.  EXPENSES INCURRED IN PREPARING THIS AGREEMENT.

     (a) The Buyer shall be solely responsible for paying its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated by this Agreement.

     (b) The Seller shall be solely responsible for paying its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated by this Agreement.

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17.  RISK OF  LOSS.  The risk of loss or  destruction  of all or any part of the
Assets prior to or on the Closing Date from any cause (including, without limitation, fire, theft, acts of God or public enemy) shall be upon the Seller. Such risk shall be upon the Buyer if such loss occurs after the Closing Date.

18. INDEMNIFICATION BY SELLER. Seller shall indemnify and hold harmless Buyer and will pay to Buyer the amount of any loss, liability, claim, damage, expense (including reasonable attorney fees, whether or not involving a third party claim (collectively, "Damages") arising, directly or indirectly, from or in connection with:

     (a) any material breach or inaccuracy of any representation or warranty made by Seller in this Agreement, the Schedules hereto, or any other certificate or document delivered by Seller pursuant to this Agreement;

     (b) the material breach by Seller of any covenant or obligation of Seller in this Agreement or any certificate, or document delivered by Seller pursuant to this Agreement;

     (c) the failure of Seller to satisfy and discharge any liabilities not assumed by Buyer;

     (d) any facts, events or conditions known by Seller and that occurred or came into existence prior to the Closing, whether or not such Damages are asserted or claimed prior to the closing or thereafter; and

     (e) all litigation pending against the Seller as of the Closing or filed subsequent to the Closing but arising from the Seller's use of the Assets prior to the Closing or other liability, claim or expense relating to the operation of the LiveMarket website prior to the Closing.

19. INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold harmless Seller for, and will pay to the Seller the amount of any Damages arising, directly or indirectly, form or in connection with:

     (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate or document delivered by Buyer pursuant to this Agreement; and

     (b)  the  failure  to  timely  pay,   satisfy  and  discharge  the  Assumed
          Liabilities after the Closing.

20. THIRD PARTY BENEFICIARIES. This Agreement is made solely for the benefit of the parties to this Agreement, and no other person or entity shall have or acquire any right by virtue of this Agreement.

21. NOTIFICATION OF CLAIMS. Each party will promptly notify the other of any third-party claims against any party relating to the Assets of which they receive knowledge or notice so as to permit such party an opportunity to prepare a timely defense to such claim or to attempt settlement.

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22.  NOTICES. All notices, requests, demands and other communications under this
Agreement shall be in writing. When mailed certified mail, return receipt requested, notice is effective on receipt as confirmed by the return receipt. When mailed first-class to the last address of the recipient known to the party giving notice, notice is effective three (3) mail delivery days after postmark of deposit in a United States Postal Service office or mailbox. Addresses for purpose of giving notice are as follows:

               If to the Seller:

               Theodore S. Li
               Pacific Magtron International Corp.
               1600 California Circle
               Milpitas, California 95035
               Tel: (408) 956-8888
               Fax: (408) 956-5777

               With a copy to:

               Christian J. Hoffmann, III, Esq.
               Quarles & Brady Streich Lang LLP
               Renaissance One
               Two N. Central Avenue
               Phoenix, Arizona 85004-2391
               Tel: (602) 229-5336
               Fax: (602) 420-5008

               If to the Buyer:

               Marc Huynen
               LiveCSP, Inc.
               8001 Irvine Center Drive, Suite 960
               Irvine, California 92618
               Tel: (949) 788-0708
               Fax: (949) 788-0098

               With a copy to:

               Andrew A. Smits
               Law Offices of Andrew A. Smits
               19900 MacArthur Boulevard, Suite 1150
               Irvine, California 92612
               Tel: (949) 833-1025
               Fax: (949) 223-9611


Any party may change its address or facsimile number by giving the other party notice of the change in any manner permitted by this Agreement.

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23.  TIME IS OF THE ESSENCE. Time is of the essence in respect to all provisions of this Agreement that specify a time for performance; provided, however, that the foregoing shall not be construed to limit or deprive a party of the benefits of any grace or use period allowed in this Agreement.

24. NO WAIVER AND REMEDIES. No waiver or a breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this Agreement shall be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy shall be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies. No remedy or election hereunder shall be deemed exclusive but it shall, wherever possible, be cumulative with all other remedies in law or equity.

25. BINDING AGREEMENT. The parties covenant and agree that this Agreement, when executed and delivered by the parties, will constitute a legal, valid and binding agreement between the parties and will be enforceable in accordance with its terms.

26. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

27.  CHOICE  OF  LAW.  This   Agreement,   and  any  dispute  arising  from  the
relationship between the parties to this Agreement, shall be governed by, construed, interpreted and enforced according to the laws of the State of California.

28. ATTORNEY FEES AND COSTS INCURRED IN DISPUTE. In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contact, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party shall be awarded reasonable attorney fees, together with any costs and expenses, to resolve the dispute and to enforce the final judgment.

29. HEADINGS AND THE USE OF PRONOUNS. The paragraph headings hereof are intended solely for convenience of reference and shall not be construed to explain any of the provisions of this Agreement. All pronouns and any variations thereof and other words, as applicable, shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or matter may require.

30. SEVERABILITY. If a court or arbitrator of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable, or invalid in whole or in part for any reason, the validity and enforceability of the remaining provisions, or portions of them, will not be affected unless an essential purpose of this Agreement would be defeated by the loss of the illegal, unenforceable, or invalid provision.

31. RULES OF CONSTRUCTION. Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement.

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
32. ENTIRE AGREEMENT. This Agreement and Schedules 1.1 and 1.2 referred to herein constitute the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings or agreements of the parties. No party has been induced to enter into this Agreement by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Agreement.

33. MODIFICATION. This Agreement may be supplemented, amended, or modified only by the mutual agreement of the parties hereto. No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by both parties.

34. COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date of first above written.

BUYER                                   SELLER

LiveCSP, Inc.                           Pacific Magtron International Corp.


By /s/ Marc Huynen                      By /s/ Theodore S. Li
   -------------------------------         -------------------------------------
   Marc Huynen                             Theodore S. Li
   President

By /s/ Austin Bailey
   -------------------------------
   Austin Bailey
   Secretary

By /s/ Wes Porter
   -------------------------------
   Wes Porter
   Treasurer

                                  SCHEDULE 1.1

NAME                     DESCRIPTION

URL                      LIVEMARKET.COM (DOMAIN NAME)

MARKETING ASSETS,        The right to use the LiveMarket marketing and
PUBLICATION RIGHTS,      promotional materials.
TRADEMARKS,              Logos and any designs related to LiveMarket
COPYRIGHTS, TRADE        LiveMarket Internet site
NAMES, SERVICE           Any Trademarks or Copyrights for LiveMarket, LiveSell
MARKS                    and LiveExchange

SOFTWARE PRODUCTS:       LiveSell
                         LiveExchange
                         Interface adaptors or EXE, JDE and Commerce One

SOURCE CODE:             Title and use of the following subset of the
                         intellectual property currently used by the Seller:

                         *Proprietary source code related to the LiveSell and LiveExchange software products, including HTML code, Active Server Pages, Java Script, XML, COM components, Dynamic Link Libraries and structure of database; *LiveMarket interface source code to third party software;
                         *LiveMarket Internet site source code;
                         *LiveMarket Intranet source code; and
                         *LiveMarket Star Team and Doors database source code.

DOCUMENTATION            User guides and training materials
RELATED TO               Project plans
LIVEMARKET,              Technical release notes
LIVESELL AND             Technical process documentation
LIVEEXCHANGE             Network architecture diagrams
                         Database designs
                         Product road maps and vision documents
                         Website content

CONTRACTS                (1)  OshKosh B'Gosh Electronic Commerce Managed
                              Services Agreement dated July 1, 2002; and
                         (2)  VitalStream (formerly Epoch Internet) Hosting
                              Maintenance Agreement dated July 1, 2002.

MICROSOFT GOLD           MS Gold Partnership, Partner Number 523018
PARTNERSHIP

SOFTWARE

NAME                     SUPPLIER                 DESCRIPTION

VeriSign Certificates

LiveSell                 Developed                LiveSell is the ecommerce
                                                  product that is currently
                                                  running OshKosh B'Gosh web
                                                  site. All knowledge gained
                                                  from the production and
                                                  maintenance of the OshKosh
                                                  B'Gosh

LiveExchange             Developed                LiveExchange is the data
                                                  exchange product that was
                                                  developed for Boyhill. All
                                                  knowledge gained from the
                                                  production and maintenance of
                                                  the Boyhill project

BlackIce                 Network Ice Software     This product is used for
                                                  Security

SA FileUp                Artisans                 This product is used in Site
                                                  Manager to load file up to
                                                  production safety and security

Crystal Reports          Seagate                  Use to generate reports with
                                                  Site Manager

Site Scope               Fresh Water              Use to monitor the web sites

Star Team                Star Base                This is used for bug tracking

Web Time Sheets          Replicon                 This software in a time
                                                  tracking system

HARDWARE

                                                                                  PHYSICAL
TYPE          MFR.            MODEL              SERIAL NO.      RARE ASSET TAG   LOCATION
Server        IBM             Netfinity 4500R                    026000239        Staging
Server        IBM             Netfinity 4500R                    026000243        Staging
Server        IBM             Netfinity 4500R                    026000242        Staging
Server        IBM             Netfinity 4500R                    026000240        Staging
Server        IBM             Netfinity 4500R                    026000241        Staging
Server        IBM             Netfinity 4500R                    026000238        Staging
Server        Dell            PowerEdge 4300     LMSQL02         026000224        Staging
Server        Dell            PowerEdge 4300     LMVSS01         026000262        Staging
Server        Dell            PowerEdge 4300                     017000274        Staging
Server        Dell            PowerEdge 4300                     026000266        Dev
Server        Dell            PowerEdge 4300                     017000272        Dev
Server        Dell            PowerEdge 4300     LMEXC01         017000275        Dev
Laptops       Sager           8887               NC888E3B00246                    Dev
Laptops       Sager           8887               NC888E3B00206                    Dev
Laptops       Sager           8887               NC888E3B00252                    Dev
Firewall      Cisco           PIX 520                            017000216        Staging
Firewall      Cisco           PIX 520                            017000308        Staging
Firewall      Cisco           PIX 520            18034404                         Production
Firewall      Cisco           PIX 520            18025259                         Production
Firewall      Cisco           PIX 520            18036950                         Production
Server        Dell            2450                               017000286        Staging
                              2450
Server        Dell            2924-XL-EN                         017000277        Staging
                              Switch
Switch        Cisco           2924-XL-EN                         017000282        Staging
                              Switch
Switch        Cisco           2924-XL-EN                         017000279        Staging
                              Switch
Switch        Cisco           2924-XL-EN         FAB0406Y0E9     026000261        Staging
Switch        Cisco           Switch             22280030188                      Staging
Switch        Cisco           Switch 5509                                         Utah
KVM           Cybex           8 Port                             017000287
Monitor       IBM             17" LCD                            017000264        Staging
Monitor       Compaq          17" LCD                            026000261        Staging
UPS           Matrix          5000                               017000294        Staging
Rack          Damac           4 Post             009869                           Staging
Rack          Damac           4 Post             009868                           Staging
Rack          IBM             4 Post             92H 9557                         Staging
Printer       hp              laserjet 8100dn    026000050                        Dev
Router        Cisco           3640 router        JAB040185EZ     017000947        Staging
Router        Cisco           2621 router        JAB042582HA     017000290        Staging
Workstation   IBM             PC 300GL           026000195                        Dev

Workstation   IBM             PC 300GL           026000194                        Dev
Workstation   IBM             PC 300GL           026000196                        Dev
Workstation   IBM             PC 300GL           026000197                        Dev
Workstation   IBM             PC 300GL           026000198                        Dev
Workstation   IBM             PC300GL            026000200                        Dev
UPS           APC             SmartUPS 3000                      026000244        Staging
UPS           APC             SmartUPS 1400      QB9935220237                     Staging
UPS           APC             SmartUPS 2200      WS0002012224                     Dev
UPS           APC             SmartUPS 2200      WS0002012227                     Dev
UPS           APC             SmartUPS3000                       021000041        Staging
UPS           APC             SmartUPS3000                       017000266        Staging
UPS           APC             SmartUPS3000                       017000268        Staging
UPS           APC             SmartUPS 1400                      017000016        Staging
Tape Backup   Adic            Fast Store                         017000249        Staging

Overhead      InFocus         LT755              3WW01800141                      Irvine
Desk          Ikea            L-Shape                                             Irvine-Wes
Desk          Ikea            L-Shape                                             Irvine-Austin
Desk          Ikea            L-Shape                                             Irvine-Marc
Book Shelve   Ikea            4-Shelve                                            Irvine
Book Shelve   Ikea            2-Drawer Rolling                                    Irvine-Austin
Book Shelve   Ikea            2-Drawer Rolling                                    Irvine-Wes
Chair         Herman Miller                                                       Irvine-Wes
Chair         Herman Miller                                                       Irvine-Austin
Chair         Herman Miller                                                       Irvine-Marc